EXHIBIT 99.1

S1 Corporation Reports Third Quarter 2010 Financial Results

Sales Bookings in Payments and Banking: Large FI Segments Increased to $58.0 Million in Six Months Ended September 30, 2010, a 23% Increase Compared to Six Months Ended March 31, 2010

Revenue Backlog in Payments and Banking: Large FI Segments Increased to $56.7 Million, a 45% Increase Compared to December 31, 2009

Generated $26.1 Million in Net Cash From Operations in the First Nine Months of 2010, a 36% Increase Compared to the First Nine Months of 2009

NORCROSS, Ga., Nov. 4, 2010 (GLOBE NEWSWIRE) -- S1 Corporation (Nasdaq:SONE), a leading global provider of payments and financial services software solutions, today announced financial results for the third quarter ended September 30, 2010.

Financial Results and Operating Highlights

  Total revenue decreased 11% to $53.7 million in the third quarter of 2010 compared with $60.3 million in the third quarter of 2009. Total revenue for the nine months ended September 30, 2010 decreased 13% to $156.6 million from $179.5 million in the nine months ended September 30, 2009. The decrease in revenue was primarily attributed to a reduction in revenue from State Farm and the custom development for an international branch customer ("Custom Projects"), lower professional services revenue, and the impact of recognizing a lower amount of software licenses upon delivery.
  U.S. GAAP net income was $0.9 million, or $0.02 per share (diluted), in the third quarter of 2010 compared with U.S. GAAP net income of $6.9 million, or $0.12 per share (diluted), in the third quarter of 2009. U.S. GAAP net loss was $1.9 million, or $0.04 per share, in the nine months ended September 30, 2010 compared with U.S. GAAP net income of $20.5 million, or $0.37 per share (diluted), in the nine months ended September 30, 2009. These figures include stock-based compensation expense of $0.2 million and a benefit of $0.1 million in the third quarter of 2010 and 2009, respectively, and stock-based compensation expense of $1.4 million and $0.4 million in the nine months ended September 30, 2010 and 2009, respectively.
  Adjusted EBITDA was $3.6 million in the third quarter of 2010 compared with $11.7 million in the third quarter of 2009. Adjusted EBITDA in the nine months ended September 30, 2010 was $9.6 million compared with $33.9 million in the nine months ended September 30, 2009. Adjusted EBITDA does not include stock-based compensation expense and is described below and reconciled to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP in Tables 4, 5, 6 and 7, provided below.
  Net cash provided by operating activities increased 36% to $26.1 million in the nine months ended September 30, 2010 compared with $19.2 million in the nine months ended September 30, 2009. The Company had cash and cash equivalents of $52.1 million as of September 30, 2010.
  Revenue backlog, which is discussed in further detail below, in the Company's Payments and Banking: Large FI segments increased to $56.7 million as of September 30, 2010, an 18% increase compared with $48.2 million as of June 30, 2010 and a 45% increase compared with $39.2 million as of December 31, 2009.
  In connection with opening an office in Latin America, in August 2010 the Company purchased certain assets of, and hired certain employees from, a company that resold S1's products in Latin America for $1.9 million, net of cash acquired.
  Notable third quarter 2010 contract signings include:
  A merchant acquirer in the U.S. for S1's payments solution;
  A top 20 retailer in the UK for S1's payments solution;
  One of the 15 largest commercial banks in the U.S. for S1's corporate online banking solution; and
  A top 20 credit union in the U.S. for S1's consumer and business online banking and mobile banking solutions.

"I am very pleased with the progress we made in the third quarter, as we closed a significant amount of business and continued to increase our revenue backlog," said Johann Dreyer, Chief Executive Officer.  "We believe the shift in our business model is progressing well and, with a forty-five percent increase in revenue backlog since the end of 2009, we expect to enter 2011 with greater levels of visibility and predictability.  We also continue to expect some normalization in our Adjusted EBITDA by the end of the fourth quarter as we previously communicated."

Conference Call, Webcast and Slide Information

Management will host a conference call to discuss its third quarter 2010 results on Thursday, November 4, 2010, at 5:00 p.m. ET. Participants may access the call by dialling (877) 899-9075 (United States) or (706) 758-0819 (international) and entering passcode 18610752. Investors also may access a slide presentation and live audio webcast of this conference call by visiting www.s1.com and entering the Investor Relations section under "About S1."

A replay of the webcast will be available approximately two hours after the conclusion of the call. A telephone replay also will be available approximately two hours after the conclusion of the call through November 18, 2010. To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter passcode 18610752.

Non-GAAP Measures and Reconciliation to U.S. GAAP

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). In addition to U.S. GAAP financial measures, we use non-GAAP measures to evaluate our financial performance, assist management decisions, and in communications with our Board of Directors, stockholders, analysts and investors concerning our financial performance. Although we believe that our presentation of non-GAAP financial measures provide useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under U.S. GAAP and because they involve the exercise of management's judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies.

We are presenting Adjusted EBITDA, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income for our consolidated results and Operating income for our segment results. We define Adjusted EBITDA as, in the case of our consolidated results, Net income plus interest and other expense (income), plus income taxes or, in the case of our segment results, Operating income, in each case adjusted for depreciation, amortization of intangibles, and stock-based compensation expense. We believe that excluding depreciation, amortization, stock-based compensation expense, interest and other expense (income) and income taxes provides supplemental information and an alternative presentation useful to investors understanding our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management's estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for U.S. GAAP earnings based in part on the closing price of our stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on our reported U.S. GAAP earnings. See Tables 4, 5, 6 and 7 for reconciliations of non-GAAP Adjusted EBITDA.

We are presenting Cash earnings per share, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income and earnings per share. We define Cash earnings as Net income plus amortization of intangibles, stock-based compensation and deferred income taxes. We calculate Cash earnings per share by adding back the per share impact of adjustments from diluted earnings per share. We believe Cash earnings per share is a useful financial measure which provides supplemental information and an alternative presentation useful to investors understanding trends of our income. Amortization of intangibles is generally expensed over several periods and may not be indicative of current cash expenditures. We believe the exclusion of stock-based compensation provides useful supplemental information to help understand the changes in our earnings per share due to the fluctuations of our cash-settled stock appreciation rights included in stock compensation. We exclude the impact of deferred income taxes on earnings as the temporary differences and the changes in valuation allowances may be misleading for trend analysis. See Table 1 for reconciliation of non-GAAP Cash earnings per share to U.S. GAAP Diluted earnings per share.

We are presenting an estimate of revenue backlog for our Payments and Banking: Large Financial Institution segments which is defined as an estimate of revenue for software licenses, including term licenses, professional services, and hosting services, in each case as specified in executed contracts that we believe will be recognized in revenue over the next 12 months. The portion of the estimate from our Banking: Large Financial Institution segment does not include revenue associated with the Company's Custom Projects. We believe that presenting this estimate provides supplemental information and an alternative presentation useful to investors understanding trends in our business including the shift we are experiencing toward recognizing more software license revenue using the percentage of completion method.

Our estimate of revenue backlog requires substantial judgment of our management, is based on a number of assumptions, which may turn out to be inaccurate or wrong, and is subject to a number of factors and uncertainties, many of which are outside of our control. Such assumptions, factors and uncertainties include, but are not limited to, the following:

  Revenue for term licenses and hosting services are the annualized amount expected over the next 12 months as of the date presented;
  Foreign currency exchange rates are assumed to remain constant over the 12 month period for contracts stated in currencies other than the U.S. Dollar;
  Perpetual licenses and professional services are based on current estimates of project completion over the next 12 months;
  Our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition or general changes in economic conditions within their industries or geographic locations;
  We may experience delays in the development or delivery of products or services specified in customer contracts; and
  Our estimate is based on constant hosting transaction volumes, and changes in hosting transaction volumes may impact the amount of revenue actually recognized in future periods.

Estimates of future financial results are inherently unreliable. Accordingly, there can be no assurance that the amounts included in our estimate of revenue backlog will be recognized over the next 12 months, or at all. Additionally, because our estimate of revenue backlog is an operating metric, it is not subject to the same level of internal review or control as a U.S. GAAP financial measure.

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses.  For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. Forward-looking statements may include projections of our revenue, expenses, Adjusted EBITDA, revenue backlog, capital expenditures, earnings per share, product development projects, future economic performance or management objectives. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com  or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available.

S1 Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
TABLE 1

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Revenue:
Software licenses	$ 6,764	$ 7,444	$ 17,335	$ 26,218
Support and maintenance	15,648	14,919	46,436	43,697
Professional services	17,382	25,787	52,682	72,952
Hosting	13,886	12,187	40,160	36,600
Total revenue	53,680	60,337	156,613	179,467

Operating expenses:
Cost of software licenses (1)	803	623	1,754	2,735
Cost of professional services, support and maintenance (1)	21,311	19,200	61,386	55,997
Cost of hosting (1)	7,181	7,079	20,742	21,169
Selling and marketing	6,452	7,214	20,007	23,143
Product development	9,099	8,996	26,572	26,141
General and administrative	5,746	5,864	18,721	18,189
Depreciation and amortization	2,589	2,298	7,610	7,298
Total operating expenses	53,181	51,274	156,792	154,672

Operating income (loss)	499	9,063	(179)	24,795

Interest income	53	101	164	335
Interest expense	(112)	(161)	(350)	(521)
Other non-operating expense	(395)	(456)	(867)	(848)
Interest and other expense, net	(454)	(516)	(1,053)	(1,034)

Income (loss) before income tax expense	45	8,547	(1,232)	23,761
Income tax benefit (expense)	847	(1,637)	(706)	(3,276)
Net income (loss)	$ 892	$ 6,910	$ (1,938)	$ 20,485

Earnings (loss) per share:
Basic	$ 0.02	$ 0.13	$ (0.04)	$ 0.38
Diluted	$ 0.02	$ 0.12	$ (0.04)	$ 0.37

Weighted average common shares outstanding - basic	53,087,495	52,598,922	52,228,006	52,766,275
Weighted average common shares outstanding - diluted	53,455,282	53,452,888	52,228,006	53,494,437

Reconciliation to Cash earnings per share:
Diluted earnings (loss) per share	$ 0.02	$ 0.12	$ (0.04)	$ 0.37
Amortization of intangibles	0.01	0.02	0.04	0.04
Stock-based compensation expense	--	--	0.03	0.01
Deferred income taxes	--	--	(0.02)	--
Non-GAAP Cash earnings per share	$ 0.03	$ 0.14	$ 0.01	$ 0.42

(1) Excludes charges for depreciation. Cost of software licenses includes amortization of acquired technology.

S1 Corporation
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)
TABLE 2

	September 30,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$ 52,082	$ 61,784
Accounts receivable, net	54,044	64,470
Prepaid expenses	5,147	4,729
Other current assets	9,313	4,931
Total current assets	120,586	135,914
Property and equipment, net	21,691	23,018
Intangible assets, net	12,619	4,895
Goodwill, net	148,055	126,605
Other assets	8,192	9,634
Total assets	$ 311,143	$ 300,066

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 10,536	$ 7,707
Accrued compensation and benefits	8,356	11,569
Current portion of debt obligation	5,188	1,170
Accrued restructuring	2,106	2,096
Income taxes payable	3,152	1,586
Deferred revenues	36,722	26,837
Other current liabilities	1,908	2,007
Total current liabilities	67,968	52,972
Debt obligation, excluding current portion	--	5,026
Accrued restructuring, excluding current portion	--	1,381
Other liabilities	2,884	2,046
Total liabilities	$ 70,852	$ 61,425

Stockholders' equity:
Preferred stock	--	10,000
Common stock	531	517
Additional paid-in-capital	1,800,894	1,787,772
Accumulated deficit	(1,559,472)	(1,557,534)
Accumulated other comprehensive loss	(1,662)	(2,114)
Total stockholders' equity	240,291	238,641
Total liabilities and stockholders' equity	$ 311,143	$ 300,066

Preferred shares issued and outstanding	--	749,064
Common shares issued and outstanding	53,115,181	51,712,710

S1 Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
TABLE 3

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Cash flows from operating activities:
Net income (loss)	$ 892	$ 6,910	$ (1,938)	$ 20,485
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	2,881	2,735	8,373	8,650
Provision for doubtful accounts receivable and billing adjustments	612	442	1,540	534
Deferred income taxes	(101)	209	(657)	240
Stock based compensation expense (benefit)	249	(139)	1,431	421
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(351)	(958)	10,347	(13,926)
(Increase) decrease in prepaid expenses and other assets	(1,925)	(730)	(2,305)	294
(Decrease) increase in accounts payable and other liabilities	(230)	(1,685)	158	(912)
Increase (decrease) in accrued compensation and benefits	397	153	(1,899)	(1,127)
Increase (decrease) in income taxes payable	428	(1,565)	1,360	(938)
(Decrease) increase in deferred revenue	(93)	(2,758)	9,660	5,429
Net cash provided by operating activities	2,759	2,614	26,070	19,150
Cash flows from investing activities:
Maturities of investment securities	313	1,587	1,384	2,504
Purchases of investment securities	--	(3,224)	(1,117)	(3,224)
Purchases of restricted investment securities	--	(2,000)	--	(2,000)
Acquisitions, net of acquired cash	(1,949)	--	(31,198)	--
Purchases of property, equipment and technology	(1,064)	(1,858)	(4,140)	(6,364)
Net cash used in investing activities	(2,700)	(5,495)	(35,071)	(9,084)
Cash flows from financing activities:
Proceeds (payments) from exercise of employee stock awards	122	50	(26)	192
Payments on capital leases and debt obligations	(341)	(376)	(1,008)	(2,921)
Repurchases and retirement of common stock	--	(4,971)	--	(4,971)
Net cash used in financing activities	(219)	(5,297)	(1,034)	(7,700)
Effect of exchange rate changes on cash and cash equivalents	535	378	333	1,201
Net increase (decrease) in cash and cash equivalents	375	(7,800)	(9,702)	3,567
Cash and cash equivalents at beginning of period	51,707	75,207	61,784	63,840
Cash and cash equivalents at end of period	$ 52,082	$ 67,407	$ 52,082	$ 67,407

S1 Corporation
Consolidated Statements of Operations
(In thousands)
(Unaudited)
TABLE 4

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Revenue:
Software licenses	$ 6,764	$ 7,444	$ 17,335	$ 26,218
Support and maintenance	15,648	14,919	46,436	43,697
Professional services	17,382	25,787	52,682	72,952
Hosting	13,886	12,187	40,160	36,600
Total revenue	53,680	60,337	156,613	179,467

Operating expenses:
Cost of software licenses	803	623	1,754	2,735
Cost of professional services, support and maintenance	21,311	19,200	61,386	55,997
Cost of hosting	7,181	7,079	20,742	21,169
Selling and marketing	6,452	7,214	20,007	23,143
Product development	9,099	8,996	26,572	26,141
General and administrative	5,746	5,864	18,721	18,189
Depreciation and amortization	2,589	2,298	7,610	7,298
Total operating expenses (1)	53,181	51,274	156,792	154,672

Operating income (loss)	499	9,063	(179)	24,795

Interest income	53	101	164	335
Interest expense	(112)	(161)	(350)	(521)
Other non-operating expense	(395)	(456)	(867)	(848)
Interest and other expense, net	(454)	(516)	(1,053)	(1,034)

Income (loss) before income tax expense	45	8,547	(1,232)	23,761
Income tax benefit (expense)	847	(1,637)	(706)	(3,276)
Net income (loss)	$ 892	$ 6,910	$ (1,938)	$ 20,485

Reconciliation to Adjusted EBITDA:
Net income (loss)	$ 892	$ 6,910	$ (1,938)	$ 20,485
Interest and other expense, net	454	516	1,053	1,034
Income tax (benefit) expense	(847)	1,637	706	3,276
Depreciation	2,135	2,022	6,371	6,457
Amortization	746	713	2,002	2,193
Stock-based compensation expense (benefit)	249	(139)	1,431	421
Non-GAAP Adjusted EBITDA	$ 3,629	$ 11,659	$ 9,625	$ 33,866

(1) Includes stock-based compensation expense (benefit) of:
Cost of professional services, support and maintenance	$ 88	$ 6	$ 229	$ 67
Cost of hosting	33	35	97	78
Selling and marketing	(124)	(364)	(111)	(437)
Product development	35	36	26	142
General and administrative	217	148	1,190	571
Stock based compensation expense (benefit)	$ 249	$ (139)	$ 1,431	$ 421

S1 Corporation
Payments Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 5

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Revenue:
Software licenses	$ 3,437	$ 3,913	$ 9,121	$ 14,447
Support and maintenance	5,531	4,833	15,993	13,565
Professional services	4,157	5,705	12,675	13,792
Hosting	314	207	883	549
Total revenue	13,439	14,658	38,672	42,353

Operating expenses:
Cost of software licenses	--	337	121	1,225
Cost of professional services, support and maintenance	5,096	4,405	14,059	11,498
Cost of hosting	221	190	612	473
Selling and marketing	2,592	2,939	8,353	8,682
Product development	1,700	1,610	4,574	3,980
General and administrative	1,754	1,462	5,411	4,321
Depreciation and amortization	500	363	1,462	1,182
Total operating expenses (1)	11,863	11,306	34,592	31,361

Operating income	$ 1,576	$ 3,352	$ 4,080	$ 10,992

Reconciliation to Adjusted EBITDA:
Operating income	$ 1,576	$ 3,352	$ 4,080	$ 10,992
Depreciation	375	241	1,093	815
Amortization	124	427	369	1,282
Stock-based compensation expense	89	34	522	170
Non-GAAP Adjusted EBITDA	$ 2,164	$ 4,054	$ 6,064	$ 13,259

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 19	$ (48)	$ 51	$ (80)
Cost of hosting	4	1	12	1
Selling and marketing	--	62	86	160
Product development	24	40	65	98
General and administrative	42	(21)	308	(9)
Stock based compensation expense	$ 89	$ 34	$ 522	$ 170

S1 Corporation
Banking: Large Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 6

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Revenue:
Software licenses	$ 1,806	$ 2,069	$ 3,712	$ 5,853
Support and maintenance	5,155	5,189	15,335	15,523
Professional services	12,047	18,847	36,559	55,104
Hosting	6,379	6,932	18,969	21,132
Total revenue	25,387	33,037	74,575	97,612

Operating expenses:
Cost of software licenses	482	150	918	663
Cost of professional services, support and maintenance	10,628	10,445	30,885	32,707
Cost of hosting	3,727	3,980	11,127	12,023
Selling and marketing	2,344	2,517	7,153	9,144
Product development	3,834	5,209	12,027	15,891
General and administrative	2,531	2,906	8,439	9,167
Depreciation and amortization	1,103	1,168	3,320	3,705
Total operating expenses (1)	24,649	26,375	73,869	83,300

Operating income	$ 738	$ 6,662	$ 706	$ 14,312

Reconciliation to Adjusted EBITDA:
Operating income	$ 738	$ 6,662	$ 706	$ 14,312
Depreciation	1,103	1,168	3,320	3,705
Amortization	62	62	184	184
Stock-based compensation expense (benefit)	93	(151)	557	129
Non-GAAP Adjusted EBITDA	$ 1,996	$ 7,741	$ 4,767	$ 18,330

(1) Includes stock-based compensation expense (benefit) of:
Cost of professional services, support and maintenance	$ 48	$ 40	$ 136	$ 117
Cost of hosting	12	11	36	19
Selling and marketing	(143)	(379)	(252)	(518)
Product development	50	(21)	14	5
General and administrative	126	198	623	506
Stock based compensation expense (benefit)	$ 93	$ (151)	$ 557	$ 129

S1 Corporation
Banking: Community Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 7

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Revenue:
Software licenses	$ 1,521	$ 1,462	$ 4,502	$ 5,918
Support and maintenance	4,962	4,897	15,108	14,609
Professional services	1,178	1,235	3,448	4,056
Hosting	7,193	5,048	20,308	14,919
Total revenue	14,854	12,642	43,366	39,502

Operating expenses:
Cost of software licenses	321	136	715	847
Cost of professional services, support and maintenance	5,587	4,350	16,442	11,792
Cost of hosting	3,233	2,909	9,003	8,673
Selling and marketing	1,516	1,758	4,501	5,317
Product development	3,565	2,177	9,971	6,270
General and administrative	1,461	1,496	4,871	4,701
Depreciation and amortization	986	767	2,828	2,411
Total operating expenses (1)	16,669	13,593	48,331	40,011

Operating loss	$ (1,815)	$ (951)	$ (4,965)	$ (509)

Reconciliation to Adjusted EBITDA:
Operating loss	$ (1,815)	$ (951)	$ (4,965)	$ (509)
Depreciation	657	613	1,958	1,937
Amortization	560	224	1,449	727
Stock-based compensation expense (benefit)	67	(22)	352	122
Non-GAAP Adjusted EBITDA	$ (531)	$ (136)	$ (1,206)	$ 2,277

(1) Includes stock-based compensation expense (benefit) of:
Cost of professional services, support and maintenance	$ 21	$ 14	$ 42	$ 30
Cost of hosting	17	23	49	58
Selling and marketing	19	(47)	55	(79)
Product development	(39)	17	(53)	39
General and administrative	49	(29)	259	74
Stock based compensation expense (benefit)	$ 67	$ (22)	$ 352	$ 122
CONTACT: S1 Corporation
         Investor Contact:
         Paul M. Parrish, Chief Financial Officer
         404.923.3500
         paul.parrish@s1.com